UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
July 31, 2024
Date of report (Date of earliest event reported)
SPS COMMERCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34702	41-2015127
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Seventh Street, Suite 1000 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 435-9400
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SPSC	The Nasdaq Stock Market LLC (Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act
☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2024, SPS Commerce, Inc. (the "Company") entered into a Registration Rights and Lock-Up Agreement (the “Registration Rights Agreement”) with certain stockholders of SupplyPike, Inc. (“SupplyPike”) that are accredited investors (the “Investors”) in connection with the transactions contemplated by the Purchase Agreement (as discussed in Item 3.02 below). Pursuant to the Registration Rights Agreement, the Company will provide the Investors with customary registration rights with respect to the Common Stock Consideration. In addition, on the terms and subject to the conditions set forth in the Registration Rights Agreement, the Investors will agree not to sell, transfer or dispose of (i) 50% of the Stock Consideration during a holding period that expires 30 days after the Closing Date and (ii) the remaining 50% of the Stock Consideration during a holding period that expires 90 days after the Closing Date, in each case, selling no more than 20% of such Investor’s securities on any single trading day.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, the form of which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

On July 31, 2024, the Company entered into an Agreement and Plan of Merger (the “Purchase Agreement”) pursuant to which the Company acquired SupplyPike through a combination of cash and share consideration (the “Acquisition”) totaling approximately $206 million.

As partial consideration for the Acquisition, the Company issued the Investors an aggregate of 404,587 shares of common stock of the Company (the “Common Stock Consideration”).

The issuance of the Common Stock Consideration was made in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 4(a)(2) of the Securities Act.

Item 7.01 Regulation FD Disclosure.

The information contained in Item 3.02 above is incorporated herein by reference.

On August 1, 2024, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Registration Rights and Lock-Up Agreement, dated July 31, 2024.
99.1	Press release, dated August 1, 2024 (furnished herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPS COMMERCE, INC.

Date: August 1, 2024	By:	/s/ KIMBERLY NELSON
Kimberly Nelson
Executive Vice President and Chief Financial Officer